Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-219287 and 333-221253, Form S-3ASR No. 333-221252, and Form S-8 No. 333-214277) of Noble Midstream Partners LP of our report dated March 22, 2017, relating to the consolidated financial statements of Saddle Butte Pipeline II, LLC as of and for the years ended December 31, 2016 and 2015, appearing in this Current Report (Form 8-K/A) dated April 13, 2018.

/s/ Hein & Associates LLP

Denver, Colorado
April 13, 2018